EXHIBIT 21
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                                    Subsidiaries of the Registrant

NAME                                             JURISDICTION OF INCORPORATION         PERCENTAGE OWNERSHIP

Billion Luck Company Ltd.                        British Virgin Islands                100%

Sunwide Capital Limited                          British Virgin Islands                100%(held by Billion Luck)

Silver Moon Technologies Limited                 British Virgin Islands                80%

Zhongwei Medi-China.com Limited                  Hong Kong Special Administrative      100% (held by Silver Moon)
                                                 Region

Hainan Cihui Industrial Company Ltd.             People's Republic of China            100% (5% held by the
                                                                                       Registrant and 95% held
                                                                                       by Billion Luck)

First Goods And Materials Supply                 People's Republic of China            100% (held by HARC)
   and Sales Corporation

Second Goods And Materials Supply                People's Republic of China            100% (held by HARC)
   and Sales Corporation

Hainan Zhongwei Trading Company Ltd.             People's Republic of China            100% (95% held by
                                                                                       HARC and 5% held by
                                                                                       Billion Luck)

Zhuhai Zhongwei Development Co. Ltd.             People's Republic of China            100% (held by HARC)

Shenzhen Xubu Investment Co. Ltd.                People's Republic of China            100% (held by HARC)
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